Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of OICco Acquisition IV, Inc. for the period from the date of inception on December 21, 2009 to December 31, 2009 of our reports dated May 10, 2010 included in its Registration Statement on Form S-1 dated August 5, 2010 relating to the financial statements for the period from the date of inception on December 21, 2009 to December 31, 2009 listed in the accompanying index.

/s/ Sam Kan & Company
Firm’s Manual Signature
Alameda, CA
City, State
September 8, 2010
Date